EXHIBIT 10(e)


                              HALLIBURTON COMPANY

                       ANNUAL INCENTIVE COMPENSATION PLAN

                    As Amended and Restated December 9, 1994





                                   ARTICLE I.

1.1      Purpose                                                            1

                                  ARTICLE II.

2.1      Definitions                                                        1

                                  ARTICLE III.

3.1      Participation                                                      3
3.2      Changes in Participants During Plan Year                           3

                                  ARTICLE IV.

4.1      Administration                                                     3

                                   ARTICLE V.

5.1      Performance Requirements                                           4

                                  ARTICLE VI.

6.1      a.       Awards                                                    4
                  1.       Awards for Category I and
                             Category II Participants                       4
                  2.       Individual Performance Awards for
                             Category II Participants                       5
                  3.       Discretionary Awards                             5
                  4.       Termination of Service During Plan Year          5
         b.       Payment of Awards                                         5
         c.       Tax Withholding                                           5

                                  ARTICLE VII.

7.1      Rights of Participants and Beneficiaries                           5
7.2      Governing Law                                                      6
7.3      Amendment and Termination of Plan and Awards                       6
7.4      Effective Date                                                     6


             HALLIBURTON COMPANY ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE I.

1.1 Purpose. The Halliburton Company Annual Incentive Compensation Plan serves to attract, motivate, reward, and retain senior management talent required to achieve corporate objectives and increase shareholder value. The Plan provides a means to link the annual cash compensation of members of the Executive Committee, corporate officers and other key managers of corporate support groups with the achievement of financial goals and, for corporate support management, the organizational objectives of the Company as a whole. Under the Plan, participants are afforded the opportunity to earn additional compensation above base pay contingent on the achievement of a
         threshold  level  of  business  results,   the  measure  for  which  is
         established at the beginning of each annual performance period in connection with the annual planning and budgeting process. The additional compensation opportunity afforded participants under the Plan increases proportionately with improved business results, subject to a predefined maximum incentive compensation level.

                  A portion of the incentive compensation opportunity for corporate support management can be earned through individual performance, with the measure of performance predefined in certain qualitative terms associated with organizational processes deemed important to the achievement of the long term business strategies and objectives of the Company.


                                  ARTICLE II.


2.1      Definitions.        Except where the context otherwise indicates, the
         following definitions shall apply:

         a. "Award" shall mean the dollar amount of incentive compensation payable to a Participant under the Plan for a Plan Year.

         b. Subject to the exceptions hereinafter set forth, "Base Pay" shall be the base salary of the Participant for a specified period in effect on January 1 of a Plan Year without giving effect to amounts which are paid or accrued on behalf of such Participant under deferred compensation (other than compensation deferred at the Participant's election pursuant to the Company's Elective Deferral Plan), retirement or other benefit plans or arrangements of the Company or a Subsidiary. In the event that during the course of a Plan Year a Participant receives a promotion or demotion or an employee of the Company or a Subsidiary becomes a Participant under the Plan pursuant to the provisions of Section
               3.2 hereof, the Company's Chief Executive Officer, in his sole and absolute discretion, may specify that the base salary of such Participant for a specified period in effect on a date other than January 1 of the Plan Year shall be such Participant's Base Pay for purposes of determinations made for the Plan Year.

         c. "Beneficiary" shall mean the person, persons, trust or trusts entitled by Will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of the Participant's death prior to the payment of an Award.

         d. "Board of Directors" shall mean the Board of Directors of the Company.

         e. "Category I Participants" shall be all Participants who are so categorized under Article III hereof.

         f. "Category II Participants" shall be all Participants who are so categorized under Article III hereof.

         g. "Chief Executive Officer" shall mean the Chief Executive Officer of the Company.

         h. "Compensation Committee" shall mean the Compensation Committee of Directors of the Company, appointed by the Board of Directors from among its members, no member of which shall be an employee of the Company or a Subsidiary.

         i.    "Company" shall mean Halliburton Company and its successors.

         j. "Corporate Target" shall mean the level of performance for the Company and its Subsidiaries for a Plan Year on a consolidated basis which the Compensation Committee determines must be attained for a Participant to receive a Maximum Incentive Payout.

         k. "Corporate Threshold" shall mean a minimum level of performance, determined for the Company and its Subsidiaries for a Plan Year on a consolidated basis, which must be attained for any Awards for such Plan Year to be made pursuant to the Plan.

         l. "Executive Committee" shall mean the Executive Committee of the Company.

         m. "Incentive Compensation Spread" shall be the difference obtained by subtracting the Minimum Incentive Payout from the Maximum Incentive Payout.

         n. "Individual Performance Award" shall be equal to one (1) month's Base Pay for a Participant or such part thereof as the Chief Executive Officer, in his absolute discretion, shall determine. Notwithstanding the preceding sentence or any other provisions of this Plan which provide that certain determinations with respect to Individual Performance Awards shall be made by the Chief Executive Officer (including, but not limited to, defining qualitative performance criteria and the extent to which each Participant shall have satisfied his or her individual performance criteria), such determinations may be made by those to whom the Chief Executive Officer has delegated such responsibility and authority in writing. Any determinations made pursuant to such a delegation shall have the same force and effect as if made by the Chief Executive Officer.

         o. "Maximum Incentive Payout" shall mean the maximum amount of an Award payable to a Participant. The Maximum Incentive Payout for a Category I Participant shall be an amount equal to six (6) month's Base Pay. For Categor II Participants, the Maximum Incentive Payout shall be an amount equal to three (3) month's Base Pay (without giving effect to an Individual Performance Award).

         p. "Minimum Incentive Payout" shall mean the minimum amount of an Award payable to a Participant. The amount of the Minimum Incentive Payout for Category I Participants is an amount equal to one (1) month's Base Pay. For Category II Participants, the Minimum Incentive Payout shall be an amount equal to one half month's Base Pay.

         q.    "Participant"  shall  mean  any  employee  of  the  Company  or a
               Subsidiary  who   participates  in   the  Plan  pursuant  to  the
               provisions of Article III hereof.

         r. "Performance Target Range" shall mean the Corporate Target minus the Corporate Threshold.

         s.    "Plan"   shall  mean  the  Halliburton  Company  Annual Incentive
               Compensation Plan, as the same may be from time to time amended.

         t. "Plan Year" shall mean the calendar year ending December 31, 1991 and each subsequent calendar year thereafter.

         u. "Subsidiary" shall mean any corporation 50 percent or more of whose voting power is owned directly or indirectly by the Company.

         v.    "Termination  of   Service"  shall   mean  the   cessation  of  a
               Participant's employment with the Company or a Subsidiary for any reason.

         w.    "Total   Incentive   Compensation  Opportunity"  shall  mean  the
               aggregate amount of compensation which may be received annually by a Participant under the Plan.


                                  ARTICLE III.


3.1 Participation. Members of the Executive Committee and Company officers (other than officers of the Energy Services Division and assistant officers) shall be Participants annually. In addition, such other management employees as may be annually designated as Participants by the Company's Chief Executive Officer shall be Participants under the Plan. Members of the Executive Committee shall be Category I Participants. All other Participants shall be Category II Participants. The provisions of this Section are subject to the provisions of the next succeeding Section.

3.2 Changes in Participants During Plan Year. If during the course of a Plan Year an employee of the Company or a Subsidiary, by reason of having been newly elected to the Executive Committee or as an officer of the Company, would otherwise have been a Participant or a different category of Participant had such employee's status been the same at the beginning of the Plan Year, the Chief Executive Officer (except with respect to any actions or status changes involving himself, in which case the determination shall be made by the Compensation Committee), in his sole and absolute discretion, may determine (i) in the case of such newly elected member of the Executive Committee or Company officer, whether participation or a change in category should be effective with such election or delayed until the inception of the next Plan Year and
         (ii) where applicable, appropriate and equitable modifications in the Total Incentive Compensation Opportunity and in the qualitative performance criteria the attainment of which may result in an Individual Performance Award. In the event that during the course of the Plan Year, a person is newly hired by, or transferred to, the Company in a management position and the Chief Executive Officer feels such employee's participation in the Plan is merited, the Chief Executive Officer shall designate in writing such employee as a Participant in the Plan for such Plan Year and make those determinations which he deems appropriate of the type specified in clause (ii) of the preceding sentence.

                                  ARTICLE IV.

4.1      Administration.  Performance  requirements,  as more fully discussed in
         Article V hereof, shall be set by the Compensation Committee and, where applicable, the Chief Executive Officer. As to Category I Participants, the Compensation Committee shall have the responsibility to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the administration of the Plan and to make all other determinations necessary or advisable for administration of the Plan. With respect to Category II Participants, the Executive Committee shall have the duties with respect to the Plan set forth in the preceding sentence unless it shall delegate such duties to the Chief Executive Officer. Subject only to compliance with the express provisions hereof, the Compensation Committee, the Executive Committee and the Chief Executive Officer may act in their sole and absolute discretion with respect to the Plan.


                                   ARTICLE V.


5.1 Performance Requirements. Prior to the last day of February of each Plan Year, the Compensation Committee will approve the Corporate Target for the Plan Year taking into consideration the benefits to the Company's shareholders upon achievement of such Corporate Target relative to the aggregate cost of the Awards potentially payable as a result thereof, and will approve the Corporate Threshold for such Plan Year which must be achieved in order for any Award under the Plan to be payable. The Corporate Target may be based on such measurements, financial or otherwise, as the Compensation Committee may from time to time deem appropriate. If the Compensation Committee deems a change in the Company's business, operations, corporate or capital structure, the manner in which it conducts business or any other change to be extraordinary and material and determines that, as a result of such change, the established Corporate Target or Corporate Threshold is no longer appropriate, it may modify the Corporate Target or Corporate Threshold as deemed appropriate and equitable in its sole and absolute discretion.

         Prior to the last day of February of each Plan Year, qualitative performance criteria shall also be defined by the Company's Chief Executive Officer for each Category II Participant, the attainment of which shall result in an Individual Performance Award, if other conditions precedent to the payment of such Award under the terms of the Plan are satisfied.

         As soon as practicable, after the end of a Plan Year, the Compensation Committee will determine whether the Corporate Threshold and the Corporate Target were attained and the Chief Executive Officer of the Company shall determine the extent to which each Participant has satisfied his or her individual performance requirements for purposes of receiving an Individual Performance Award. Determinations of the Compensation Committee and the Chief Executive Officer shall be conclusive and binding on all Participants and Beneficiaries.

                                  ARTICLE VI.


6.1      a.    Awards.  Participants,  depending  upon whether they are Category
               I Participants  or  Category  II  Participants,   shall  have  a
               Total Incentive Compensation Opportunity through Awards under the Plan for a Plan Year as follows:

               1. Awards for Category I and Category II Participants. Subject to the provisions of Section 6.1.a.4. below, the amount of an Award to a Participant shall be determined as follows:

                    (a) If the Corporate Threshold is achieved, the Participant shall receive the Minimum Incentive Payout applicable to such Participant's category.
                    (b) If the Corporate Target is achieved, the Participant shall receive the Maximum Incentive Payout applicable to such Participant's category.
                    (c) If the level of performance achieved exceeds the Corporate Threshold but is less than the Corporate Target, a Participant shall receive an amount equal to the Minimum Incentive Payment applicable to such Participant's category plus that percentage of the Incentive Compensation Spread which is equal to the percentage of the Performance Target Range that is actually earned or achieved, not to exceed 100 percent.

               2. Individual Performance Awards for Category II Participants. Subject to the provisions of Section 6.1.a.4 below and provided that such Participant attains the prescribed level of achievement of qualitative performance requirements, a Category II Participant shall receive an Individual Performance Award.

               3. Discretionary Awards. Notwithstanding any other provision contained herein to the contrary, the Compensation Committee may, in its sole discretion, make such other or additional Awards to a Participant as it shall deem appropriate.

               4. Termination of Service During Plan Year. If a Termination of Service occurs with respect to a Participant prior to the end of a Plan Year, following the end of the Plan Year and provided that an Award would have been payable to the Participant under the terms of the Plan had a Termination of Service not occurred prior to the end of the Plan Year, the Compensation Committee or the Chief Executive Officer (depending on whether the Participant was a Category I or Category II Participant) in its or his sole discretion may determine, through proration or otherwise, the amount which s uch Participant or Beneficiary should receive. In the case of a Category II Participant, the Chief Executive Officer in determining whether an Individual Performance Award should be made to the Participant or Beneficiary shall estimate in his sole and absolute discretion the level of achievement of qualitative performance requirements by the Participant prior to his or her Termination of Service. Notwithstanding the preceding provisions of this subsection, in the event that the Compensation Committee, Executive Committee or Chief Executive Officer, as applicable, determines in its or his sole and absolute discretion that such Participant has entered or plans to enter into competition with the Company or a Subsidiary, the Compensation Committee, Executive Committee or Chief Executive Officer, as applicable, may direct that no Award payment shall be made to such terminated Participant.

          b.   Payment of Awards.

               1. Except as otherwise provided in Section 6.1.b.2. below, each Participant shall receive payment, in a cash lump sum, of his or her Award as soon as practicable following the determinations with respect thereto made pursuant to Section 6.1.a. hereof.

               2. With respect to a Participant who is a "covered employee" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, payment of that portion of an Award which would otherwise cause such Participant's compensation to exceed the limitation on the amount of compensation deductible by the Company in any taxable year pursuant to such Section 162(m), shall be deferred until such Participant is no longer a "covered employee."

          c. Tax Withholding. The Company or employing Subsidiary through which payment of an Award is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax law requires with respect to such payment.


                                  ARTICLE VII.

7.1      Rights of Participants and Beneficiaries

         a. Neither status as a Participant or Beneficiary shall be construed as a commitment that any Award will be made under the Plan.

         b. Nothing contained in the Plan or in any document related to the Plan or to any Award shall confer upon any Participant any right to continue as an employee or in the employ of the Company or a Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or a Subsidiary to reduce such persons compensation, to change the position held by such person or to terminate the employment of such person, with or without cause.

          c. No benefit payable under, or interest in, this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, incumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to debts, contracts, liabilities or torts of any Participant or Beneficiary. Any a ttempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.

          d. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Subsidiary by reason of any Award hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in the Plan (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or a Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment with respect to an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. All amounts payable under the Plan shall be paid from the general assets of the Company or a Subsidiary, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts.
               Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except in accordance herewith.

7.2 Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

7.3 Amendment and Termination of Plan and Awards. Notwithstanding anything herein to the contrary, the Compensation Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan. No Award may be made during any suspension of the Plan or after its termination.

7.4 Effective Date. The Plan shall become effective as of January 1, 1991, for Plan Years beginning on or after January 1, 1991, and shall remain in effect until such time as it may be terminated pursuant to Section 7.3.